Ex 10.282

ALLONGE TO PROMISSORY NOTE

This Allonge is to be attached to the Promissory Note dated March 3, 2023, (the “Note”), the original (or duplicate thereof) is attached hereto, made by Lodging Fund REIT III OP, LP, a Delaware limited partnership (“Maker”), and payable to NHS, LLC DBA National Hospitality Services, a North Dakota limited liability company (“Payee”) in the original principal amount of Six Hundred Thousand Dollars ($600,000.00). The Note was previously modified by agreement between the Maker and the Payee and this Allonge is executed for the purposes of memorializing the prior agreement. The Note will mature on January 31, 2024. Further, in lieu of monthly interest payments as provided in the Note, the balance of the Principal Sum plus accrued interest shall be due and payable on the Maturity Date as amended in this Allonge.

Maker By:

/s/ Samuel C. Montgomery

Samuel C. Montgomery

Its: COO

Dated: 12/28/2023

________________

Payee By:

  /s/ Sarah Koustrup

Sarah Koustrup Its: President Date: 12/28/2023